As filed with the Securities and Exchange Commission on July 16, 2007

Registration No. 333-______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NICE SYSTEMS LTD.
(Exact Name of Registrant as Specified in Its Charter)

ISRAEL	N/A
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

8 Hapnina Street
P.O. Box 690
43107 Ra'anana
Israel
(Address of Principal Executive Offices) (Zip Code)

NICE SYSTEMS LTD.
2003 STOCK OPTION PLAN
(Full Title of the Plan)

NICE Systems Inc.
301 Route 17 North
10th Floor
Rutherford, New Jersey 07070
(Name and Address of Agent For Service)

(201) 964-2600
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Ido Zemach, Adv.
Goldfarb, Levy, Eran, Meiri & Co.
2 Weizmann Street
Tel Aviv 64239 Israel
+972-3-608-9999

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Ordinary Shares, par value
NIS 1.00 per share (1)	1,900,000	$35.09 (3)	$66,671,000	$2,046.80

(1)	American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts (“ADRs”), issuable upon deposit of Ordinary Shares, par value NIS 1.00 per share, of NICE Systems Ltd. are registered on a separate registration statement. Each ADS represents one Ordinary Share.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of Ordinary Shares as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions pursuant to the terms of the NICE Systems Ltd. 2003 Stock Option Plan.

(3)	Estimated in accordance with Rules 457(h)(1) and 457(c) promulgated under the Securities Act, solely for the purpose of calculating the registration fee, based on $35.09, the average of the high and low prices of the ADRs as reported on the Nasdaq Global Market on July 9, 2007, a date within 5 business days prior to the filing of this registration statement.

EXPLANATORY NOTE

        This Registration Statement on Form S-8 is filed by NICE Systems Ltd. (the “Company”) and relates to an additional 1,900,000 ordinary shares, par value NIS 1.00 per share (the “Ordinary Shares”), issuable to participants in the NICE Systems Ltd. 2003 Stock Option Plan (the “Plan”). In accordance with General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 (File No. 333-134355) filed with the Securities and Exchange Commission (the “Commission”) on May 22, 2006, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS

        The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

4.1	Memorandum of Association of NICE Systems Ltd. (an English translation), as amended through December 21, 2006 (previously filed as Exhibit 1.1 to, and incorporated by reference from, NICE's Annual Report on Form 20-F filed with the Commission on June 13, 2007).

4.2	Articles of Association of NICE Systems Ltd., as amended through December 21, 2006 (previously filed as Exhibit 1.2 to, and incorporated by reference from, NICE's Annual Report on Form 20-F filed with the Commission on June 13,2007).

4.3	Form of Share Certificate (previously filed as Exhibit 4.1 to, and incorporated by reference from, NICE's Amendment No. 1 to Registration Statement on Form F-1 (Registration No. 333-99640) filed with the Commission on December 29, 1995).

4.4	NICE Systems Ltd. 2003 Stock Option Plan as amended through December 21, 2006.

5	Opinion of Goldfarb, Levy, Eran, Meiri & Co.

23.1	Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global.

23.2	Consent of Goldfarb, Levy, Eran, Meiri & Co. (included in Exhibit 5).

24	Power of Attorney (included in signature page of this Registration Statement).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ra’anana, State of Israel, on the 16th day of July, 2007.

NICE SYSTEMS LTD. By: /s/ Haim Shani —————————————— Haim Shani CEO	/s/ Dafna Gruber —————————————— Dafna Gruber Corporate VP & CFO

POWER OF ATTORNEY

        Know all men by these present, that each individual whose signature appears below constitutes and appoints Haim Shani, Dafna Gruber, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her place and stead, in any and all capacities, to sign any all amendments (including post-effective amendments) to this Registration Statement and to file the same will all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby rectifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the dates identified:

Signature	Title	Date

/s/ Ron Gutler —————————————— Ron Gutler	Chairman of the Board of Directors	July 16, 2007

/s/ Joseph Atsmon —————————————— Joseph Atsmon	Vice-Chairman of the Board of Directors	July 16, 2007

/s/ Haim Shani —————————————— Haim Shani	Chief Executive Officer	July 16, 2007

/s/ Dafna Gruber —————————————— Dafna Gruber	Corporate Vice President & Chief Financial Officer	July 16, 2007

/s/ Joseph Dauber —————————————— Joseph Dauber	Director	July 16, 2007

/s/ Dan Falk —————————————— Dan Falk	Director	July 16, 2007

/s/ Dr. Leora Meridor —————————————— Dr. Leora Meridor	Director	July 16, 2007

Authorized Representative in the United States:

NICE SYSTEMS INC.

By: /s/ David Ottensoser —————————————— David Ottensoser Corporate Secretary	July 16, 2007

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

4.1	Memorandum of Association of NICE Systems Ltd. (an English translation), as amended through December 21, 2006 (previously filed as Exhibit 1.1 to, and incorporated by reference from, NICE’s Annual Report on Form 20-F filed with the Commission on June 13, 2007).

4.2	Articles of Association of NICE Systems Ltd., as amended through December 21, 2006 (previously filed as Exhibit 1.2 to, and incorporated by reference from, NICE’s Annual Report on Form 20-F filed with the Commission on June 13,2007).

4.3	Form of Share Certificate (previously filed as Exhibit 4.1 to, and incorporated by reference from, NICE’s Amendment No. 1 to Registration Statement on Form F-1 (Registration No. 333-99640) filed with the Commission on December 29, 1995).

4.4	NICE Systems Ltd. 2003 Stock Option Plan, as amended through December 21, 2006.

5	Opinion of Goldfarb, Levy, Eran, Meiri & Co.

23.1	Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global.

23.2	Consent of Goldfarb, Levy, Eran, Meiri & Co. (included in Exhibit 5).

24	Power of Attorney (included in signature page of this Registration Statement).